Exhibit 99.1

John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350
STERLING BANCORP TO REPORT SECOND QUARTER 2008
FINANCIAL RESULTS ON JULY 24
New York, NY, July 22, 2008 — Sterling Bancorp (NYSE: STL), the parent company of New York City-based Sterling National Bank, will issue its financial results for the second quarter ended June 30, 2008 prior to the opening of the U.S. financial markets on Thursday, July 24, 2008.
The Company also will hold a conference call on Thursday, July 24, 2008 at 10:00 a.m. Eastern Daylight Time to discuss the financial results. To access the conference call live, interested parties may dial 800-288-8968 at least 10 minutes prior to the call.
A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Daylight Time on Thursday, July 24, 2008 until 11:59 p.m. Eastern Standard Time on Thursday, August 7, 2008. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the access code 954381.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a New York-based banking and financial services company that serves the needs of businesses, professionals and individuals. With assets exceeding $2.1 billion, Sterling offers a broad array of products and services, combined with a unique high-touch approach to customer service. The Company’s principal banking subsidiary, Sterling National Bank, with offices in New York City and Queens, Nassau and Westchester counties, was founded in 1929.
Known for its focus on business customers, Sterling offers such services as working capital lines, asset-based financing, factoring and accounts receivable management, payroll funding and processing, equipment leasing and financing, commercial and residential mortgages, international trade financing, cash management, a wide array of deposit products, trust and estate administration, and investment management services.
# # #